Exhibit 99.1

Equinix Reports Fourth Quarter and Year End 2008 Results

FOSTER CITY, Calif.--(BUSINESS WIRE)--February 11, 2009--Equinix, Inc. (Nasdaq:EQIX):

  Reported 2008 annual revenues of $704.7 million, a 68% increase over the previous year
  Reported 2008 annual adjusted EBITDA of $292.5 million, an 88% increase over the previous year
  Revised 2009 annual revenue guidance to $855.0 million to $875.0 million, an increase of approximately 23% over 2008 results at midpoint
  Maintained adjusted EBITDA guidance of $365.0 million to $385.0 million

Equinix, Inc. (Nasdaq:EQIX), a provider of global data center services, today reported quarterly and year-end results for the period ended December 31, 2008.

Revenues were $190.7 million for the fourth quarter, a 4% increase over the previous quarter, and $704.7 million for the year-ended December 31, 2008, a 68% increase over 2007 revenues. 2007 results reflect the Company’s acquisition of IXEurope plc effective September 14, 2007. Recurring revenues, consisting primarily of colocation, interconnection and managed services were $182.8 million for the fourth quarter, a 5% increase over the previous quarter, and $670.1 million for the year-ended December 31, 2008, a 68% increase over 2007. Non-recurring revenues were $7.9 million in the quarter and $34.6 million for the year-ended December 31, 2008.

Cost of revenues were $108.3 million for the fourth quarter, a 1% decrease from the previous quarter, and $414.7 million for the year-ended December 31, 2008, a 57% increase over 2007. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $42.1 million for the fourth quarter and $150.0 million for the year, were $66.2 million for the fourth quarter, a 6% decrease over the previous quarter, and $264.7 million for the year-ended December 31, 2008, a 60% increase over 2007. Cash gross margins, defined as gross profit less depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 65%, up from 62% the previous quarter and 57% the same quarter last year. Cash gross margins were 62% for the full year of 2008, up from 61% for the prior year.

Selling, general and administrative expenses were $55.5 million for the fourth quarter, an 8% increase over the previous quarter and $213.5 million for the year-ended December 31, 2008, a 46% increase over 2007. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $15.1 million for the fourth quarter and $66.0 million for the year, were $40.4 million for the fourth quarter, a 12% increase over the previous quarter, and $147.5 million for 2008, a 50% increase over 2007.

The Company recorded a net income tax benefit in the fourth quarter of 2008 of $104.9 million, which was largely the result of the Company releasing its valuation allowances for its U.S. and Australian operations and recording the associated net deferred tax assets on its balance sheet. As a result, net income for the fourth quarter was $116.5 million, or $11.6 million excluding the net income tax benefit. This represents a basic net income per share of $3.13 and diluted net income per share of $2.74 based on a weighted average share count of 37.3 million and 43.7 million, respectively, for the fourth quarter of 2008. Net income for the year-ended December 31, 2008 was $131.5 million, or $27.1 million excluding the net income tax benefit. This represents a basic net income per share of $3.58 and diluted net income per share of $3.31 based on a weighted average share count of 36.8 million and 43.7 million, respectively, for the year-ended December 31, 2008. Commencing in 2009, the Company will record income tax expense at the prevailing net blended tax rates and the Company’s effective tax rate will be more significant than in prior years.

Adjusted EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges and any gains or losses from asset sales, for the fourth quarter was $84.1 million, an increase of 9% over the previous quarter, and $292.5 million for the year-ended December 31, 2008, an 88% increase over 2007.

“Equinix delivered exceptional results in 2008, creating a strong platform for continued growth in 2009,” said Steve Smith, president and CEO of Equinix. “Although we continue to closely monitor our leading indicators, we believe that strong day-to-day execution, a fully funded expansion plan, and a continued focus on customer requirements will help us navigate through this challenging economic environment.”

Capital expenditures in the fourth quarter were $165.6 million, of which $32.1 million was attributed to ongoing capital expenditures and $133.5 million was attributed to expansion capital expenditures. Capital expenditures for the year-ended December 31, 2008 were $471.1 million, of which $67.5 million was attributed to ongoing capital expenditures and $403.6 million was attributed to expansion capital expenditures.

The Company generated cash from operating activities of $76.3 million for the fourth quarter as compared to $63.3 million in the previous quarter. Cash generated from operating activities for the year-ended December 31, 2008 was $267.6 million as compared to $120.0 million in the previous year. Cash used in investing activities was $51.9 million in the fourth quarter as compared to $82.4 million in the previous quarter. Cash used in investing activities for the year was $486.7 million as compared to $1.1 billion in the previous year.

As of December 31, 2008, the Company’s cash, cash equivalents and investments were $307.9 million, as compared to $383.9 million as of December 31, 2007.

Other Company Developments

  Announced plans for incremental expansions to the Company’s Los Angeles 1 and Chicago 2 IBX centers increasing the net sellable cabinets by approximately 700. The Company will spend approximately $35.0 million in expansion capital expenditures, of which $4.0 million was spent in 2008
  Completed expansions in the Singapore and Sydney markets, adding approximately 1,100 cabinets in Asia-Pacific
  Announced plans for a fourth-phase expansion to the Company’s Hong Kong 1 IBX center, adding 200 net sellable cabinets. The Company will spend approximately $7.5 million in expansion capital expenditures

Company Metrics

  Cabinet capacity as of December 31, 2008, and excluding the Europe region, was approximately 34,200 cabinets, including 27,100 in the U.S., and 7,100 in Asia-Pacific
  The total number of cabinets billing as of December 31, 2008, and excluding the Europe region, was approximately 27,650 representing an approximate utilization rate of 81%, a net increase of approximately 1,250 cabinets in the quarter.
  Cabinet churn, excluding the Europe region, was approximately 1.3% in the quarter. Monthly Recurring Revenue (MRR) churn, excluding the Europe region, was approximately 2.4% in the quarter
  On a weighted average basis as of December 31, 2008, and excluding the Europe region, the number of cabinets billing was approximately 27,320 representing an approximate utilization rate of 80%. In the U.S., this result was 21,400 representing an approximate utilization rate of 79%. In Asia-Pacific, this result was 5,920 representing an approximate utilization rate of 85%
  Weighted average MRR per cabinet as of December 31, 2008, and excluding the Europe region, was $1,689. In the U.S., the MRR per cabinet was $1,816 and in Asia-Pacific, the MRR per cabinet was $1,272
  U.S. interconnection service revenues were 19% of U.S. recurring revenues for the quarter. Interconnection services represented approximately 14% of total worldwide recurring revenues for the quarter
  The total number of U.S. cross connects billing as of December 31, 2008 was 22,193
  The total number of exchange ports sold as of December 31, 2008 was 702, of which 146 were in Asia-Pacific, 71 were in Europe, and 183 were 10 gigabits per second Ethernet ports. This number also reflected churn from customer upgrades to 10 gigabits per second and non-billing ports that were decommissioned in the U.S. Traffic on the U.S. exchange platform increased to 255 gigabits per second in the fourth quarter compared to 235 gigabits per second the previous quarter
  Added 110 new customers in the quarter bringing the total number of customers worldwide to 2,272

Business Outlook

For the first quarter of 2009, the Company expects revenues to be in the range of $198.0 to $200.0 million. Cash gross margins are expected to be approximately 63%. Cash selling, general and administrative expenses are expected to be approximately $40.0 million. Adjusted EBITDA is expected to be between $86.0 and $88.0 million. Capital expenditures are expected to be between $100.0 to $110.0 million, comprised of approximately $20.0 million of ongoing capital expenditures and $80.0 to $90.0 million of expansion capital expenditures.

For the full year of 2009, total revenues are expected to be in the range of $855.0 to $875.0 million. Total year cash gross margins are expected to be approximately 63%. Cash selling, general and administrative expenses are expected to be in the range of $160.0 to $170.0 million. Adjusted EBITDA for the year is expected to be between $365.0 and $385.0 million. Capital expenditures for 2009 are expected to be in the range of $325.0 to $375.0 million, comprised of approximately $60.0 million of ongoing capital expenditures and $265.0 to $315.0 million of expansion capital expenditures. Expansion capital expenditures are for the announced expansions in Amsterdam, Chicago, Frankfurt, Hong Kong, London, Los Angeles, New York, Paris and Singapore.

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, February 11, 2009, at 5:30 p.m. ET (2:30 p.m. PT). To hear the conference call live, please dial 210-234-0004 (domestic and international) and reference the passcode (EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading.

A replay of the call will be available beginning on Wednesday, February 11, 2009 at 7:30 p.m. (ET) through March 11, 2009 by dialing 203-369-3317. In addition, the Webcast will be available on the company's Web site at www.equinix.com. No password is required for either method of replay.

About Equinix

Equinix, Inc. (Nasdaq:EQIX) provides global data center services that ensure the vitality of the information-driven world. Global enterprises, content and financial companies, and network service providers rely upon Equinix’s insight and expertise to protect and connect their most valued information assets. Equinix operates 42 International Business Exchange™ (IBX®) data centers across 18 markets in North America, Europe and Asia-Pacific.

Important information about Equinix is routinely posted on the investor relations page of its website located at www.equinix.com. We encourage you to check Equinix’s website regularly for the most up-to-date information.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

Non-GAAP Financial Measures

Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non- GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the Company's current or future operating performance. These non-cash or non-recurring items are depreciation, amortization, accretion, stock-based compensation, restructuring charges and, with respect to 2007 results, the gain on EMS sale. Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitor base.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charge liabilities, as these expenses represent costs, which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock awards that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out. With respect to its 2007 results, Equinix excludes the gain from EMS sale. The gain on EMS sale represents a unique transaction for the Company and future sales of other service offerings are not expected. Management believes such items as restructuring charges and the gain on the sale of a service offering are unique transactions that are not expected to recur, and consequently, does not consider these items as a normal component of expenses or income related to current and ongoing operations.

Equinix also prepares non-GAAP cash flow statements which combine the Company’s short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances, which is how management views its cash and equivalent holdings, including its investments in marketable securities.

Our management does not itself, nor does it suggest that investors should, consider such non- GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports and provide a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three and twelve months ended December 31, 2008 and 2007, presented within this press release.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
(in thousands, except per share detail)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007

Recurring revenues	$182,816	$173,517	$131,578	$670,087	$399,656
Non-recurring revenues	7,867	10,218	7,136	34,593	19,786
Revenues	190,683	183,735	138,714	704,680	419,442

Cost of revenues	108,302	109,863	92,480	414,659	263,745
Gross profit	82,381	73,872	46,234	290,021	155,697

Operating expenses:
Sales and marketing	20,263	16,009	13,117	66,913	40,719
General and administrative	35,214	35,529	33,672	146,564	105,794
Restructuring charges	2,343	799	-	3,142	407
Gains on asset sales	-	-	(1,338)	-	(1,338)
Total operating expenses	57,820	52,337	45,451	216,619	145,582

Income from operations	24,561	21,535	783	73,402	10,115

Interest and other income (expense):
Interest income	1,120	441	5,066	7,413	15,406
Interest expense	(14,744)	(13,880)	(12,094)	(55,041)	(27,334)
Other income (expense)	705	(520)	(121)	1,307	3,047
Loss on conversion and extinguishment of debt	-	-	-	-	(5,949)
Total interest and other, net	(12,919)	(13,959)	(7,149)	(46,321)	(14,830)

Net income (loss) before income taxes	11,642	7,576	(6,366)	27,081	(4,715)

Income tax benefit (expense)	104,857	(187)	293	104,457	(473)

Net income (loss)	$116,499	$7,389	$(6,073)	$131,538	$(5,188)

Net income (loss) per share:

Basic net income (loss) per share	$3.13	$0.20	$(0.17)	$3.58	$(0.16)

Diluted net income (loss) per share	$2.74	$0.19	$(0.17)	$3.31	$(0.16)

Shares used in computing basic net income (loss) per share	37,266	36,972	36,003	36,774	32,136

Shares used in computing diluted net income (loss) per share	43,695	37,932	36,003	43,728	32,136

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2008	2008	2007	2008	2007

Recurring revenues		$182,816	$173,517	$131,578	$670,087	$399,656
Non-recurring revenues		7,867	10,218	7,136	34,593	19,786
	Revenues (1)	190,683	183,735	138,714	704,680	419,442

Cash cost of revenues (2)		66,230	70,601	59,501	264,680	165,411
	Cash gross profit (3)	124,453	113,134	79,213	440,000	254,031

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	15,747	12,082	9,079	50,217	29,913
	Cash general and administrative expenses (6)	24,606	24,079	23,072	97,307	68,728
	Total cash operating expenses (7)	40,353	36,161	32,151	147,524	98,641

Adjusted EBITDA (8)		$84,100	$76,973	$47,062	$292,476	$155,390

Cash gross margins (9)		65%	62%	57%	62%	61%

Adjusted EBITDA flow-through rate (10)		103%	67%	18%	48%	40%

(1)	The geographic split of our revenues on a services basis is presented below:

	United States Revenues:

	Colocation	$95,158	$87,988	$67,737	$341,496	$240,473
	Interconnection	21,809	20,756	17,946	81,690	67,937
	Managed infrastructure	562	545	598	2,164	2,261
	Rental	116	133	116	614	1,105
	Recurring revenues	117,645	109,422	86,397	425,964	311,776
	Non-recurring revenues	3,856	5,437	4,020	16,839	13,102
	Revenues	121,501	114,859	90,417	442,803	324,878

	Asia-Pacific Revenues:

	Colocation	17,142	14,592	10,466	57,030	33,945
	Interconnection	2,096	1,897	1,350	7,176	4,306
	Managed infrastructure	3,367	3,432	3,236	13,986	14,320
	Rental	-	-	-	-	-
	Recurring revenues	22,605	19,921	15,052	78,192	52,571
	Non-recurring revenues	1,414	1,658	1,209	6,183	4,503
	Revenues	24,019	21,579	16,261	84,375	57,074

	Europe Revenues:

	Colocation	37,306	39,358	26,330	147,341	30,797
	Interconnection	1,650	1,704	1,218	6,586	1,442
	Managed infrastructure	3,510	2,991	2,471	11,590	2,938
	Rental	100	121	110	414	132
	Recurring revenues	42,566	44,174	30,129	165,931	35,309
	Non-recurring revenues	2,597	3,123	1,907	11,571	2,181
	Revenues	45,163	47,297	32,036	177,502	37,490

	Worldwide Revenues:

	Colocation	149,606	141,938	104,533	545,867	305,215
	Interconnection	25,555	24,357	20,514	95,452	73,685
	Managed infrastructure	7,439	6,968	6,305	27,740	19,519
	Rental	216	254	226	1,028	1,237
	Recurring revenues	182,816	173,517	131,578	670,087	399,656
	Non-recurring revenues	7,867	10,218	7,136	34,593	19,786
	Revenues	$190,683	$183,735	$138,714	$704,680	$419,442

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$108,302	$109,863	$92,480	$414,659	$263,745
	Depreciation, amortization and accretion expense	(40,866)	(38,005)	(31,870)	(145,338)	(94,206)
	Stock-based compensation expense	(1,206)	(1,257)	(1,109)	(4,641)	(4,128)
	Cash cost of revenues	$66,230	$70,601	$59,501	$264,680	$165,411

	The geographic split of our cash cost of revenues is presented below:

	U.S. cash cost of revenues	$37,256	$37,506	$32,970	$141,355	$118,044
	Asia-Pacific cash cost of revenues	9,517	8,848	7,105	35,006	24,914
	Europe cash cost of revenues	19,457	24,247	19,426	88,319	22,453
	Cash cost of revenues	$66,230	$70,601	$59,501	$264,680	$165,411

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges and gains on asset sales. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$20,263	$16,009	$13,117	$66,913	$40,719
	Depreciation and amortization expense	(1,300)	(1,560)	(1,553)	(6,059)	(1,881)
	Stock-based compensation expense	(3,216)	(2,367)	(2,485)	(10,637)	(8,925)
	Cash sales and marketing expenses	$15,747	$12,082	$9,079	$50,217	$29,913

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$35,214	$35,529	$33,672	$146,564	$105,794
	Depreciation and amortization expense	(1,896)	(2,512)	(2,495)	(9,450)	(7,388)
	Stock-based compensation expense	(8,712)	(8,938)	(8,105)	(39,807)	(29,678)
	Cash general and administrative expenses	$24,606	$24,079	$23,072	$97,307	$68,728

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$15,747	$12,082	$9,079	$50,217	$29,913
	Cash general and administrative expenses	24,606	24,079	23,072	97,307	68,728
	Cash SG&A	$40,353	$36,161	$32,151	$147,524	$98,641

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	U.S. cash SG&A	$24,069	$22,728	$20,508	$89,697	$74,472
	Asia-Pacific cash SG&A	5,409	4,638	4,693	19,767	15,834
	Europe cash SG&A	10,875	8,795	6,950	38,060	8,335
	Cash SG&A	$40,353	$36,161	$32,151	$147,524	$98,641

(8)

We define adjusted EBITDA as income (loss) from operations less depreciation, amortization, accretion, stock-based compensation expense, restructuring charges and any gains on asset sales as presented below:

	Income from operations	$24,561	$21,535	$783	$73,402	$10,115
	Depreciation, amortization and accretion expense	44,062	42,077	35,918	160,847	103,475
	Stock-based compensation expense	13,134	12,562	11,699	55,085	42,731
	Restructuring charges	2,343	799	-	3,142	407
	Gains on asset sales	-	-	(1,338)	-	(1,338)
	Adjusted EBITDA	$84,100	$76,973	$47,062	$292,476	$155,390

	The geographic split of our adjusted EBITDA is presented below:

	U.S. income from operations	$21,502	$16,252	$3,533	$66,342	$11,533
	U.S. depreciation, amortization and accretion expense	26,164	27,275	23,630	101,274	83,870
	U.S. stock-based compensation expense	10,167	10,299	9,776	40,993	36,552
	U.S. restructuring charges	2,343	799	-	3,142	407
	U.S. gains on asset sales	-	-	-	-	-
	U.S. adjusted EBITDA	60,176	54,625	36,939	211,751	132,362

	Asia-Pacific income from operations	1,686	2,119	665	5,618	2,616
	Asia-Pacific depreciation, amortization and accretion expense	5,873	4,419	3,763	18,365	9,768
	Asia-Pacific stock-based compensation expense	1,534	1,555	1,373	5,619	5,280
	Asia-Pacific restructuring charges	-	-	-	-	-
	Asia-Pacific gains on asset sales	-	-	(1,338)	-	(1,338)
	Asia-Pacific adjusted EBITDA	9,093	8,093	4,463	29,602	16,326

	Europe income (loss) from operations	1,373	3,164	(3,415)	1,442	(4,034)
	Europe depreciation, amortization and accretion expense	12,025	10,383	8,525	41,208	9,837
	Europe stock-based compensation expense	1,433	708	550	8,473	899
	Europe restructuring charges	-	-	-	-	-
	Europe gains on asset sales	-	-	-	-	-
	Europe adjusted EBITDA	14,831	14,255	5,660	51,123	6,702

	Adjusted EBITDA	$84,100	$76,973	$47,062	$292,476	$155,390

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	U.S. cash gross margins	69%	67%	64%	68%	64%

	Asia-Pacific cash gross margins	60%	59%	56%	59%	56%

	Europe cash gross margins	57%	49%	39%	50%	40%

(10)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$84,100	$76,973	$47,062	$292,476	$155,390
	Less adjusted EBITDA - prior period	(76,973)	(69,134)	(40,639)	(155,390)	(102,072)
	Adjusted EBITDA growth	$7,127	$7,839	$6,423	$137,086	$53,318

	Revenues - current period	$190,683	$183,735	$138,714	$704,680	$419,442
	Less revenues - prior period	(183,735)	(172,044)	(103,782)	(419,442)	(286,915)
	Revenue growth	$6,948	$11,691	$34,932	$285,238	$132,527

	Adjusted EBITDA flow-through rate	103%	67%	18%	48%	40%

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	December 31,	December 31,
	2008	2007

Cash, cash equivalents and investments	$307,945	$383,900
Accounts receivable, net	66,029	60,089
Property and equipment, net	1,488,402	1,162,720
Goodwill and other intangible assets, net	393,747	510,133
Deferred tax assets, net	118,003	6,404
Deposits	21,548	16,731
Debt issuance costs, net	17,354	21,333
Restricted cash	14,934	1,982
Prepaid expenses	13,424	11,070
Taxes receivable	3,434	3,437
Other assets	3,446	4,069
Total assets	$2,448,266	$2,181,868

Liabilities and Stockholders' Equity

Accounts payable	$18,325	$14,816
Accrued expenses	55,992	50,280
Accrued property and equipment	89,518	76,504
Capital lease and other financing obligations	137,530	97,412
Mortgage and loans payable	438,500	330,496
Convertible debt	665,136	678,236
Deferred installation revenue	39,300	26,537
Deferred rent	28,641	26,912
Deferred tax liabilities	19,425	25,955
Accrued restructuring charges	13,311	12,140
Derivative liabilities	12,975	-
Asset retirement obligations	12,264	8,759
Customer deposits	12,022	8,844
Deferred recurring revenue	10,614	9,556
Other liabilities	1,998	989
Total liabilities	1,555,551	1,367,436

Common stock	38	37
Additional paid-in capital	1,472,571	1,376,915
Accumulated other comprehensive income	(152,800)	(3,888)
Accumulated deficit	(427,094)	(558,632)
Total stockholders' equity	892,715	814,432

Total liabilities and stockholders' equity	$2,448,266	$2,181,868

Ending headcount by geographic region is as follows:

U.S. headcount	646	546
Asia-pacific headcount	190	187
Europe headcount	279	178
Total headcount	1,115	911

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - GAAP PRESENTATION
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007

Net cash provided by operating activities	$76,295	$63,321	$13,881	$267,558	$120,020
Net cash used in investing activities	(51,874)	(82,435)	(103,519)	(486,724)	(1,054,725)
Net cash provided by financing activities	30,740	26,428	38,001	143,690	1,145,013
Effect of foreign currency exchange rates on cash and cash equivalents	4,361	2,243	(1,182)	5,050	(2,238)
Net increase (decrease) in cash and cash equivalents	59,522	9,557	(52,819)	(70,426)	208,070
Cash and cash equivalents at beginning of period	160,685	151,128	343,452	290,633	82,563
Cash and cash equivalents at end of period	$220,207	$160,685	$290,633	$220,207	$290,633

In addition to the above condensed consolidated statements of cash flows presented on a GAAP basis, the Company presents non-GAAP condensed consolidated statements of cash flows which combine the Company's short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances as presented herein in our condensed consolidated balance sheets.

Following is a reconciliation of our cash and cash equivalents to our cash, cash equivalents and investments, which is the basis of how our non-GAAP condensed consolidated statements of cash flows are presented on the following page:

Cash and cash equivalents	$220,207	$160,685	$290,633	$220,207	$290,633
Short-term investments	42,112	101,892	63,301	42,112	63,301
Long-term investments	45,626	67,622	29,966	45,626	29,966
Cash, cash equivalents and investments as presented on condensed balance sheet presented herein	$307,945	$330,199	$383,900	$307,945	$383,900

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - NON-GAAP PRESENTATION (1)
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007

Cash flows from operating activities:
Net income (loss)	$116,499	$7,389	$(6,073)	$131,538	$(5,188)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	44,062	42,077	35,918	160,847	103,475
Stock-based compensation	13,134	12,562	11,699	55,085	42,731
Debt issuance costs	1,134	1,172	1,242	4,887	3,227
Gains on asset sales	-	-	(1,338)	-	(1,338)
Restructuring charges	2,343	799	-	3,142	407
Other reconciling items	1,636	353	66	2,790	(1,812)
Changes in operating assets and liabilities:
Accounts receivable	(5,369)	(2,252)	(10,929)	(9,152)	(17,997)
Deferred tax assets, net	(111,067)	-	-	(111,067)	-
Accounts payable and accrued expenses	4,922	(522)	(29,761)	9,937	(6,682)
Accrued restructuring charges	(729)	(594)	(3,569)	(2,763)	(13,669)
Other assets and liabilities	9,165	1,729	16,792	22,812	17,800
Net cash provided by operating activities	75,730	62,713	14,047	268,056	120,954
Cash flows from investing activities:
Purchase of IXEurope, less cash acquired	-	-	(63)	-	(541,792)
Purchase of Virtu, less cash acquired	-	-	-	(23,241)	-
Purchase of Los Angeles IBX property	-	-	-	-	(49,059)
Purchase of San Jose IBX property	-	-	-	-	(71,471)
Purchases of other property and equipment	(165,582)	(95,445)	(121,002)	(471,128)	(416,811)
Accrued property and equipment	31,427	10,226	16,035	15,412	39,975
Proceeds from asset sales	-	-	1,657	-	1,657
Other investing activities	698	-	-	(13,203)	877
Net cash used in investing activities	(133,457)	(85,219)	(103,373)	(492,160)	(1,036,624)
Cash flows from financing activities:
Proceeds from employee equity awards	143	6,849	8,788	26,230	36,356
Proceeds from follow-on common stock offering	-	-	(38)	-	339,908
Proceeds from convertible debt	-	-	-	-	645,986
Proceeds from mortgage and loans payable	38,856	24,576	30,852	140,957	149,606
Repayment of capital lease and other financing obligations	(958)	(956)	(961)	(3,832)	(2,406)
Repayment of mortgage and loans payable	(7,840)	(4,034)	(577)	(19,296)	(2,150)
Debt issuance costs	(40)	(7)	(63)	(948)	(22,287)
Other financing activities	579	-	-	579	-
Net cash provided by financing activities	30,740	26,428	38,001	143,690	1,145,013
Effect of foreign currency exchange rates on cash and cash equivalents	4,733	1,528	(1,137)	4,459	(1,924)
Net increase (decrease) in cash, cash equivalents and investments	(22,254)	5,450	(52,462)	(75,955)	227,419
Cash, cash equivalents and investments at beginning of period	330,199	324,749	436,362	383,900	156,481
Cash, cash equivalents and investments at end of period	$307,945	$330,199	$383,900	$307,945	$383,900

Free cash flow (2)	$(57,727)	$(22,506)	$(89,326)	$(224,104)	$(915,670)

Adjusted free cash flow (3)	$(57,727)	$(22,506)	$(90,920)	$(200,863)	$(255,005)

(1)

The cash flow statements presented herein combine our short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances. In our quarterly filings with the SEC on Forms 10-Q and 10-K, the purchases, sales and maturities of our short-term and long-term investments will be presented as activities within the investing activities portion of the cash flow statements.

(2)

We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments) as presented below:

Net cash provided by operating activities as presented above	$75,730	$62,713	$14,047	$268,056	$120,954
Net cash used in investing activities as presented above	(133,457)	(85,219)	(103,373)	(492,160)	(1,036,624)
Free cash flow (negative free cash flow)	$(57,727)	$(22,506)	$(89,326)	$(224,104)	$(915,670)

(3)	We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate and acquisitions and proceeds from asset sales as presented below:

Free cash flow (as defined above)	$(57,727)	$(22,506)	$(89,326)	$(224,104)	$(915,670)
Less purchase of IXEurope, less cash acquired	-	-	63	-	541,792
Less purchase of Virtu, less cash acquired	-	-	-	23,241	-
Less purchase of Los Angeles IBX property	-	-	-	-	49,059
Less purchase of San Jose IBX property	-	-	-	-	71,471
Less proceeds from asset sales	-	-	(1,657)	-	(1,657)
Adjusted free cash flow (negative adjusted free cash flow)	$(57,727)	$(22,506)	$(90,920)	$(200,863)	$(255,005)

CONTACT:
K/F Communications, Inc.
David Fonkalsrud, 415-255-6506 (Media)
dave@kfcomm.com
or
Equinix, Inc.
Jason Starr, 650-513-7402 (Investor Relations)
jstarr@equinix.com